AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                on July 29, 1996
                                           Registration Statement No. 333-08687
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
              -----------------------------------------------------

                   AMRESCO Residential Securities Corporation
      (Exact name of Registrant as specified in its governing instruments)

              -----------------------------------------------------

          DELAWARE                                       75-2620414
                                                  -----------------------
  (State of Incorporation)               (I.R.S. Employer Identification Number)



         Before August 9, 1996                     After August 9, 1996
      1845 Woodall Rodgers Freeway           700 N. Pearl Street, Suite 2400
          Dallas, Texas 75201                      Dallas, Texas 75201
(Address of principal executive offices)              (214) 953-7700
             (214) 953-7700

              -----------------------------------------------------

                              H. John Steele, Esq.
                                 Arter & Hadden
                               1801 K Street, N.W.
                                   Suite 400K
                              Washington, DC 20006
                                 (202) 775-7169
                               Fax: (202) 857-0172
                     (Name and address of agent for service)
              -----------------------------------------------------
                    Please send copies of communications to:
          Michael W. Trickey                            Karen H. Cornell
   Senior Vice President of Finance                  Deputy General Counsel
AMRESCO Residential Credit Corporation                   AMRESCO, Inc.
   3401 Centrelake Drive, Suite 480               1845 Woodall Rodgers Freeway
      Ontario, California 91761                       Dallas, Texas 75201
            (909) 605-7600                               (214) 953-7700
         Fax: (909) 941-7619                          Fax: (214) 953-7757

              -----------------------------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC. From time to time after the effective date of this Registration Statement as determined by market conditions and pursuant to Rule 415.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following Box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus filed as part of this Registration Statement may be used in connection with the securities covered by Registration Statement No. 33-99346.

              -----------------------------------------------------


                                                   CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                          Proposed Maximum               Proposed Maximum
      Title of Securities           Amount Being           Offering Price               Aggregate Offering         Amount of
       Being Registered              Registered               Per Unit*                       Price              Registration Fee
- ---------------------------------------------------------------------------------------------------------------------------------
Mortgage Loan Asset Backed        $2,000,000,000.00             100%                    $2,000,000,000.00          $689,655.17**
Certificates
=================================================================================================================================


*   Estimated solely for purposes of calculating the registration fee.
**  Previously paid by wire transfer on July 24, 1996.



              -----------------------------------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.


                                               CROSS REFERENCE SHEET


                           Items and Caption in Form S-3                       Location in Prospectus

1.     Forepart of Registration Statement and Outside Front Cover
          Page of Prospectus..............................................     Forepart of Registration
                                                                               Statement and Outside Front
                                                                               Cover Page **

2.     Inside Front and Outside Back Cover Pages of Prospectus............     Inside Front Cover Page and
                                                                               Outside Back Cover Page of
                                                                               Prospectus **

3.     Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges.......................................     Summary**; The Seller**; Risk
                                                                               Factors**

4.     Use of Proceeds....................................................     Use of Proceeds**

5.     Determination of Offering Price....................................     *

6.     Dilution...........................................................     *

7.     Selling Security-Holders...........................................     *

8.     Plan of Distribution...............................................     Plan of Distribution **

9.     Description of Securities to be Registered.........................     Outside Front Cover; Summary;
                                                                               The Trusts; The Securities;
                                                                               Administration of Agreement
                                                                               and Servicing of Mortgage
                                                                               Loans **

10.    Interests of Named Experts and Counsel.............................     *

11.    Material Changes...................................................     *

12.    Incorporation of Certain Information by Reference..................     Inside Front Cover Page**;
                                                                               Incorporation of Certain
                                                                               Documents by Reference**

13.    Disclosure of Commission Position on Indemnification for
          Securities Act Liabilities......................................     See Page II-2

- --------------------------

*  Answer negative or item inapplicable.
**  To be completed from time to time by Prospectus Supplement.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the Certificates, other than underwriting discounts and commissions.*

         Filing Fee for Registration Statement.................................      $689,655.17
         Legal Fees and Expenses*..............................................      **
         Accounting Fees and Expenses*.........................................      **
         Trustee's Fees and Expenses (including counsel fees)*.................      **
         Printing and Engraving Fees*..........................................      **
         Blue Sky Fees and Expenses*...........................................      **
         Rating Agency Fees*...................................................      **
         Miscellaneous*........................................................      **

               Total...........................................................      $___________

- ---------------------

*        Estimated in accordance with Item 511 of Regulation S-K.
**       To be filed by Amendment.

Item 15.  Exhibits.

       1.1   **     --     Form of Underwriting Agreement.
       3.1   **     --     Certificate of Incorporation of AMRESCO Residential Securities Corporation.
       3.2   **     --     Bylaws of AMRESCO Residential Securities Corporation.
       4.1   **     --     Form of Single Family Pooling and Servicing Agreement.
       4.2   **     --     Form of Multifamily/Commercial Pooling and Servicing Agreement.
       4.3    *     --     Form of Trust Agreement for Debt Securities.
       4.4    *     --     Form of Trust Indenture for Debt Securities.
       5.1    *     --     Opinion of Arter & Hadden regarding the legality of the Certificates.
       8.1    *     --     Opinion of Arter & Hadden regarding tax matters.
       8.2    *     --     Opinion of Arter & Hadden regarding tax matters.
      10.1   **     --     Representative Form(s) of Mortgage Note(s).
      10.2   **     --     Representative Form of Mortgage.
      10.10  **     --     Form of Agreement with Clearing Agency.
      23.1    *     --     Consent of Arter & Hadden (included as part of Exhibit 5.1, 8.1 and 8.2).
      24.1    *     --     Powers of Attorney.
      24.3  ***     --     Consent of Independent Auditor of Certificate Insurer.
- -----------------


*Previously filed.
**Incorporated by reference from the Registrant's Registration Statement Number 33-99346.
***To be filed by post-effective amendment.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 29th day of July, 1996.

                                             AMRESCO RESIDENTIAL SECURITIES
                                             CORPORATION



                                             By:   /s/  Scott J. Reading
                                                -------------------------------
                                                   Scott J. Reading

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                Title                                    Date
- ---------                                -----                                    ----

 /s/ Robert L. Adair, III
- ----------------------------       Chief Executive Officer and              July 29, 1996
Robert L. Adair, III               Director


 /s/  Ronald B. Kirkland
- ----------------------------       Chief Financial Officer and              July 29, 1996
Ronald B. Kirkland                 Chief Accounting Officer

 /s/ M. Katheryn Boyle             Director                                 July 29, 1996
- ----------------------------
M. Katheryn Boyle